EXHIBIT 99.1

Akorn Provides Second Quarter 2020 Results

LAKE FOREST, Ill., Aug. 07, 2020 (GLOBE NEWSWIRE) -- Akorn, Inc. (The OTC Pink Market: AKRXQ), a leading specialty pharmaceutical company, today announced its financial results for the second quarter of 2020.

Second Quarter 2020 Results and Recent Developments

  Net revenue was $120 million, down $58 million, 32% from the prior year quarter
  Net loss was $69 million, compared to $112 million loss in the prior year quarter
  Adjusted EBITDA was $(2) million, compared to $36 million in the prior year quarter
  Filed for Chapter 11 bankruptcy protection on May 20, 2020, and executed a Restructuring Support Agreement with lenders serving as the “stalking horse” bidder in the Company's sale process

Summary Financial Results for the Quarter Ended June 30, 2020

Akorn's reported net revenue was $120.3 million for the three month period ended June 30, 2020, representing a decrease of $57.8 million, or 32.4%, as compared to net revenue of $178.1 million for the three month period ended June 30, 2019.  The decrease in net revenue resulted from a $54.9 million decline in organic revenue, and a $5.6 million, decline in revenue from discontinued products, partially offset by a $2.8 million increase in net revenue from new products.  The $54.9 million decline in organic revenue was due an unfavorable volume impact of approximately $52.3 million, or 30.7% and an unfavorable price variance of approximately $2.6 million, or 1.5%.  The $52.3 million volume decline was principally a result of lower demand due to the COVID-19 pandemic, which caused significant disruption to healthcare practices limiting patient access to treatments, particularly in the areas of ophthalmology and acute care.

Gross profit for the quarter ended June 30, 2020, was $31.1 million, or 25.8% of net revenue, compared to $68.0 million, or 38.2% of net revenue, in the corresponding prior year quarter.  The decrease in the gross profit percentage was principally due to the impacts of the COVID-19 pandemic, which included unfavorable volume and product mix, unfavorable manufacturing variances, along with increased employee retention costs.

GAAP net (loss) for the second quarter of 2020, was $(68.7) million, or $(0.51) per diluted share, compared to GAAP net (loss) of $(111.6) million, or $(0.89) per diluted share, for the same quarter of 2019.  After a net adjustment of $41 million to net income for non-GAAP items, adjusted diluted earnings per share for the second quarter of 2020 was $(0.21), compared to $0.09 in the same quarter of 2019, after a net adjustment of $123 million to net income for non-GAAP items.  See "Non-GAAP Financial Measures" below.

Earnings before interest, taxes, depreciation and amortization (EBITDA), which is a non-GAAP measure, was $(48.1) million for the second quarter of 2020, compared to $(75.4) million for the second quarter of 2019.  Adjusted EBITDA, which is also a non-GAAP measure used by management to evaluate the performance of the Akorn business, was $(1.9) million for the second quarter of 2020, compared to $36.1 million for the second quarter of 2019.  See "Non-GAAP Financial Measures" below.

Summary Financial Results for the Six Months Ended June 30, 2020

Akorn's reported net revenue was $325.0 million for the six month period ended June 30, 2020, representing a decrease of $18.9 million, or 5.5%, as compared to net revenue of $343.9 million for the six month period ended June 30, 2019.  The decrease in net revenue in the period was primarily due to a  $44.9 million decline in organic revenue, partially offset by an increase of $16.3 million from discontinued products, and an increase of $9.7 million from new product revenue.  The $44.9 million decrease in organic revenue was due to approximately $65.2 million, or 20.2%, of volume declines partially offset by $20.3 million, or 6.3%, of favorable price variance.  The $65.2 million volume decline was principally a result of lower demand due to the COVID-19 pandemic, which caused significant disruption to healthcare practices limiting patient access to treatments, particularly in the areas of ophthalmology and acute care.  The $16.3 million increase in discontinued products revenue was driven by approximately $35.9 million of net revenue generated during the three month period ended March 31, 2020, from a sale of remaining inventory of an unapproved product that has since been discontinued.

Gross profit for the six month period ended June 30, 2020, was $125.6 million, or 38.6% of net revenue, compared to $121.5 million, or 35.3% of net revenue, in the corresponding prior year period.  The increase in the gross profit percentage was principally due to favorable price and product mix, which was driven by sales of an unapproved product that was discontinued in the first quarter of 2020, and decreased costs associated with FDA compliance related activities.  These factors were mostly offset by the impacts of the COVID-19 pandemic in the second quarter 2020, which included unfavorable volume and product mix, and unfavorable manufacturing variances.

GAAP net (loss) for the six month period ended June 30, 2020, was $(325.4) million, or $(2.49) per diluted share, compared to GAAP net (loss) of $(193.8) million, or $(1.54) per diluted share, for the same period of 2019.  After a net adjustment of $343.8 million to net income for non-GAAP items, adjusted diluted earnings per share for the six month period ended June 30, 2020 was $0.14, compared to $0.10 in the same period of 2019, after a net adjustment of $206.5 million to net income for non-GAAP items.  See "Non-GAAP Financial Measures" below.

Goodwill impairments during the six month period ended June 30, 2020 were $267.9 million, an increase of $251.9 million, over the corresponding prior year amount of $16.0 million.  The $251.9 million increase in impairments was from events that occurred that created significant uncertainty in our business and caused a significant decline in the Company’s enterprise value.

EBITDA, which is a non-GAAP measure, was $(290.1) million for the six month period ended June 30, 2020, compared to $(123.1) million for the same period of 2019.  Adjusted EBITDA, which is also a non-GAAP measure used by management to evaluate the performance of the Akorn business, was $57.3 million for the six month period ended June 30, 2020, compared to $59.5 million for the period of 2019.  See "Non-GAAP Financial Measures" below.

About Akorn:
Akorn, Inc. is a specialty pharmaceutical company engaged in the development, manufacture and marketing of multisource and branded pharmaceuticals.  Akorn has manufacturing facilities located in Decatur, Illinois; Somerset, New Jersey; Amityville, New York; Hettlingen, Switzerland and Paonta Sahib, India that manufacture ophthalmic, injectable and specialty sterile and non-sterile pharmaceuticals.  Additional information is available on Akorn’s website at www.akorn.com.

Non-GAAP Financial Measures:

To supplement Akorn’s financial results presented in accordance with U.S. generally accepted accounting principles (“GAAP”), the Company uses certain non-GAAP (also referred to as “adjusted” or “non-GAAP adjusted”) financial measures in this press release and the accompanying tables, including (1) EBITDA, (2) adjusted EBITDA, (3) adjusted net (loss) income, (4) adjusted diluted earnings per share, (5) net debt, and (6) net debt to adjusted EBITDA ratio.  These non-GAAP measures adjust for certain specified items that are described in this release.  The Company believes that each of these non-GAAP financial measures is helpful in understanding its past financial performance and potential future results.  The non-GAAP financial measures are not meant to be considered in isolation or as a substitute for or superior to comparable GAAP measures.

Akorn’s management uses these measures in analyzing its business and financial condition.  Akorn’s management believes that the presentation of these and other non-GAAP financial measures provide investors greater transparency into Akorn’s ongoing results of operations allowing investors to better compare the Company’s results from period to period.

Investors should note that these non-GAAP financial measures are not prepared under any comprehensive set of accounting rules or principles and do not reflect all of the amounts associated with the Company’s results of operations as determined in accordance with GAAP.  Investors should also note that these non-GAAP financial measures have no standardized meaning prescribed by GAAP and; therefore, have limits in their usefulness to investors.  In addition, from time-to-time in the future there may be other items that the Company may exclude for purposes of its non-GAAP financial measures; likewise, the Company may in the future cease to exclude items that it has historically excluded for purposes of its non-GAAP financial measures.  Because of the non-standardized definitions, the non-GAAP financial measures as used by Akorn in this press release and the accompanying tables may be calculated differently from, and therefore may not be directly comparable to, similarly titled measures used by the Company’s competitors and other companies.

Set forth below is the definition of each non-GAAP financial measure as used by the Company in this press release and a full reconciliation of each non-GAAP financial measure to the most directly comparable GAAP financial measures.

EBITDA, as defined by the Company, represents net loss before net interest expense, (benefit) provision for income taxes and depreciation and amortization.

Adjusted EBITDA, as defined by the Company, is calculated as follows:

Net (loss), (minus) plus:

Interest (expense), net
(Benefit) provision for income taxes
Depreciation and amortization
Non-cash expenses, such as impairment of goodwill, impairment of intangible assets, impairment of fixed assets and other, gain on disposal of fixed assets, share-based compensation expense, and amortization of deferred financing costs
Other adjustments, such as legal settlements and various merger and acquisition-related expenses, employee retention and other compensation, legal and financial advisory fees, data integrity investigations & assessment, India costs (excluding depreciation and interest), bankruptcy, FDA compliance related expenses, other settlements and fees and Fresenius transaction & Securities Class Action Litigation.

Adjusted EBITDA is deemed by the Company to be a useful performance indicator because it includes an add back of non-cash or non-recurring operating expenses that have no impact on continuing cash flows as well as other items that are not expected to recur and therefore are not reflective of continuing operating performance.

Adjusted net (loss) income, as defined by the Company, is calculated as follows:

Net (loss), (minus) plus:

Amortization expense
Non-cash expenses, such as impairment of goodwill, impairment of intangible assets, impairment of fixed assets and other, gain on disposal of fixed assets, share-based compensation expense, and amortization of deferred financing costs
Other adjustments, such as merger and acquisition-related expenses, employee retention and other compensation, legal and financial advisory fees, data integrity investigations & assessment, India costs (excluding depreciation and interest), bankruptcy, FDA compliance related expenses, other settlements and fees and Fresenius transaction & Securities Class Action Litigation
Less an estimated tax (benefit) provision, net of the benefit from utilizing net operating loss carry-forwards effected for the adjustments noted above.

Adjusted diluted earnings per share, as defined by the Company, is equal to adjusted net (loss) income divided by the actual or anticipated diluted share count for the applicable period.

The Company believes that adjusted net income and adjusted diluted earnings per share are meaningful financial indicators, to both Company management and investors, in that they exclude non-cash income and expense items that have no impact on current or future cash flows, as well as other income and expense items that are not expected to recur and therefore are not reflective of continuing operating performance.

Net debt, as defined by the Company, is gross debt including Akorn’s term loan and debtor-in-possession financing less cash and cash equivalents.

Net debt to adjusted EBITDA ratio, as defined by the Company, is net debt divided by the trailing twelve months adjusted EBITDA.

The shortcomings of non-GAAP financial measures as performance measures are that they provide a view of the Company’s results of operations without including all events during a period.  For example, adjusted EBITDA does not take into account the impact of capital expenditures on either the liquidity or the financial performance of the Company and likewise omits share-based compensation expenses, which may vary over time and may represent a material portion of overall compensation expense.  Adjusted net (loss) income does not take into account non-cash expenses that reflect the amortization of past expenditures, or include share-based compensation, which is an important and material element of the Company's compensation package for its directors, officers and other key employees.  Due to the inherent limitations of non-GAAP financial measures, investors should consider non-GAAP measures only as a supplement to, and not as a substitute for or as a superior measure to, measures of financial performance prepared in accordance with GAAP.  Investors and other readers are encouraged to review the related GAAP financial measures and the reconciliation of non-GAAP measures to their most directly comparable GAAP measures as presented in this press release.

Cautionary Note Regarding Forward-Looking Statements

This press release includes statements that may constitute “forward-looking statements,” including those regarding the effects of COVID-19, as well as the Company’s long-term business plan and outlook, financial performance, the voluntary cases under chapter 11 (“Chapter 11”) of title 11 of the United States Code (the “Bankruptcy Code”) of Akorn, Inc. and its U.S. direct and indirect subsidiaries, the Company’s ability to continue operating in the ordinary course while the Chapter 11 cases are pending, and the Company's ability to complete the sale of some or all of its assets pursuant to Section 363 of the Bankruptcy Code (the “Sale”). When used in this release, the words “will,” “expect,” “continue,” “believe,” “seek,” “anticipate,” “estimate,” “intend,” “could,” “would,” “strives” and similar expressions are generally intended to identify forward-looking statements. These statements are made pursuant to the safe harbor provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). A number of important factors could cause actual results of the Company and its subsidiaries to differ materially from those indicated by such forward-looking statements. These factors include, but are not limited to: (i) the Company’s ability to consummate the Sale; (ii) potential adverse effects of the Chapter 11 cases on the Company’s liquidity and results of operations; (iii) the Company’s ability to obtain timely approval by the Court with respect to the motions filed in the Chapter 11 cases; (iv) objections that could protract the Chapter 11 Cases; (v) employee attrition and the Company’s ability to retain senior management and other key personnel due to the distractions and uncertainties; (vi) the Company’s ability to comply with the restrictions imposed by the terms and conditions of the DIP Facility and other financing arrangements; (vii) the Company’s ability to maintain relationships with suppliers, customers, employees and other third parties and regulatory authorities as a result of the Chapter 11 cases; (viii) the effects of the Chapter 11 cases on the Company and on the interests of various constituents, including holders of the Company’s common stock; (ix) the Court’s rulings on the outcome of the Chapter 11 cases generally; (x) the length of time that the Company will operate under Chapter 11 protection and the continued availability of operating capital during the pendency of the Chapter 11 cases; (xi) risks associated with third party motions in the Chapter 11 cases, which may interfere with the Company’s ability to consummate the Sale or an alternative transaction; (xii) increased administrative and legal costs related to the Chapter 11 process; potential delays in the Chapter 11 process due to the effects of the COVID-19 virus; (xiii) other litigation and inherent risks involved in a bankruptcy process; and (xiv) such other risks and uncertainties outlined in the risk factors detailed in Part I, Item 1A, “Risk Factors,” of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019 (as filed with the SEC on February 26, 2020), Part II, Item 1A, “Risk Factors,” of the Company’s Quarterly Reports on Form 10-Q for the fiscal quarter ended March 31, 2020 (as filed with the SEC on May 11, 2020) and June 30, 2020 (as filed with the SEC on August 7, 2020) and other risk factors identified from time to time in the Company’s filings with the SEC. Readers should carefully review these risk factors, and should not place undue reliance on the Company’s forward-looking statements. These forward-looking statements are based on information, plans and estimates at the date of this release. The Company undertakes no obligation to update any forward-looking statements to reflect changes in underlying assumptions or factors, new information, future events or other changes.

AKORN, INC.
(Debtor-in-possession)
CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE (LOSS)
(In Thousands, Except Per Share Data)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019
Revenues, net	$120,310	$178,057	$325,003	$343,928
Cost of sales (exclusive of amortization of intangibles, included within operating expenses below)	89,258	110,073	199,407	222,431
GROSS PROFIT	31,052	67,984	125,596	121,497

Selling, general and administrative expenses	70,921	61,042	135,977	133,540
Research and development expenses	9,457	9,495	19,268	18,209
Amortization of intangibles	6,152	9,950	12,294	21,015
Impairment of goodwill	—	—	267,923	15,955
Impairment of intangible assets	400	394	400	10,748
Litigation rulings, settlements and contingencies	—	74,469	(7,470)	74,879
TOTAL OPERATING EXPENSES	86,930	155,350	428,392	274,346
OPERATING (LOSS)	(55,878)	(87,366)	(302,796)	(152,849)
Amortization of deferred financing costs	—	(5,655)	(8,629)	(6,959)
Interest expense, net	(32,674)	(17,341)	(57,038)	(31,668)
Reorganization items, net	(5,809)	—	(5,809)	—
Other non-operating (expense) income, net	(65)	245	(326)	598
(LOSS) BEFORE INCOME TAXES	(94,426)	(110,117)	(374,598)	(190,878)
Income tax (benefit)/provision	(25,764)	1,482	(49,209)	2,902

NET (LOSS)	$(68,662)	$(111,599)	$(325,389)	$(193,780)
Net (Loss) per Common Share, basic and diluted	$(0.51)	$(0.89)	$(2.49)	$(1.54)

SHARES USED IN COMPUTING NET (LOSS) PER COMMON SHARE:
WEIGHTED AVERAGE BASIC AND DILUTED	133,423	126,043	130,535	125,806

COMPREHENSIVE (LOSS):
Net (loss)	$(68,662)	$(111,599)	$(325,389)	$(193,780)
Unrealized holding gain/(loss) on available-for-sale securities, net of tax of $(1) and $1 for the three month periods ended June 30, 2020 and 2019, and $(1) and $1 for the six month periods ended June 30, 2020 and 2019, respectively.	4	(3)	3	(3)
Foreign currency translation gain	646	1,380	122	956
Pension liability adjustment gain, net of tax of $(29) and $(48) for the three month periods ended June 30, 2020 and 2019, and $(58) and $(19) for the six month periods ended June 30, 2020 and 2019, respectively.	115	190	229	74
COMPREHENSIVE (LOSS)	$(67,897)	$(110,032)	$(325,035)	$(192,753)

AKORN, INC.
(Debtor-in-possession)
CONDENSED CONSOLIDATED BALANCE SHEETS
(In Thousands, Except Share Data)

	June 30, 2020 (Unaudited)	December 31, 2019
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$83,130	$144,804
Trade accounts receivable, net	131,332	134,173
Inventories, net	185,181	170,047
Income taxes receivable	50,204	1,211
Prepaid expenses and other current assets	31,693	29,812
TOTAL CURRENT ASSETS	481,540	480,047
PROPERTY, PLANT AND EQUIPMENT, NET	281,682	295,533
OTHER LONG-TERM ASSETS
Goodwill	—	267,923
Intangible assets, net	203,107	215,801
Right-of-use assets, net - Operating leases	21,404	22,445
Other non-current assets	14,031	6,890
TOTAL OTHER LONG-TERM ASSETS	238,542	513,059
TOTAL ASSETS	$1,001,764	$1,288,639
LIABILITIES AND SHAREHOLDERS’ (DEFICIT) EQUITY
CURRENT LIABILITIES
Trade accounts payable	$31,786	$44,958
Accrued royalties	1,968	5,956
Accrued compensation	20,438	13,005
Debtor-in-possession financing	30,000	—
Current portion of long-term debt (net of deferred financing costs)	855,246	843,328
Accrued administrative fees	23,612	31,725
Current portion of accrued legal fees and contingencies	4,364	23,673
Current portion of lease liability - Operating leases	132	2,290
Accrued expenses and other liabilities	22,466	20,652
TOTAL CURRENT LIABILITIES	990,012	985,587
LIABILITIES SUBJECT TO COMPROMISE	76,516	—
LONG-TERM LIABILITIES
Deferred tax liability	—	225
Uncertain tax liabilities	2,741	2,633
Long-term lease liability - Operating leases	269	22,021
Long-term portion of accrued legal fees and contingencies	—	33,000
Pension obligations and other liabilities	10,925	10,881
TOTAL LONG-TERM LIABILITIES	13,935	68,760
TOTAL LIABILITIES	1,080,463	1,054,347
SHAREHOLDERS’ (DEFICIT) EQUITY
Preferred stock, $1 par value - 5,000,000 shares authorized; no shares issued or outstanding at June 30, 2020 and December 31, 2019.	—	—
Common stock, no par value – 150,000,000 shares authorized; 133,407,696 and 126,145,832 shares issued and outstanding at June 30, 2020 and December 31, 2019, respectively.	607,565	595,521
(Accumulated deficit)	(659,327)	(333,938)
Accumulated other comprehensive (loss)	(26,937)	(27,291)
TOTAL SHAREHOLDERS’ (DEFICIT) EQUITY	(78,699)	234,292
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$1,001,764	$1,288,639

AKORN, INC.
(Debtor-in-possession)
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In Thousands)
(Unaudited)

	Six Months Ended June 30,
	2020	2019
OPERATING ACTIVITIES:
Net (loss)	$(325,389)	$(193,780)
Adjustments to reconcile consolidated net (loss) to net cash (used in) operating activities:
Depreciation and amortization	27,493	36,123
Amortization of debt financing costs	8,629	6,959
Debt financing costs (debtor-in-possession)	1,950	—
Impairment of intangible assets	400	10,748
Goodwill impairment	267,923	15,955
Fixed asset impairment and other	13,638	10,227
Non-cash stock compensation expense	7,778	10,308
Non-cash interest expense	3,289	913
Deferred income taxes, net	(225)	366
Other	(83)	(29)
Changes in operating assets and liabilities:
Other non-current assets	(7,347)	440
Trade accounts receivable	2,929	(19,496)
Inventories, net	(14,882)	11,186
Prepaid expenses and other current assets	(1,893)	4,985
Income taxes receivable	(48,993)	992
Trade accounts payable	(1,749)	2,078
Accrued legal fees and contingencies	(10,734)	68,662
Uncertain tax liabilities	108	2,526
Accrued expenses and other liabilities	6,099	1,526
NET CASH (USED IN) OPERATING ACTIVITIES	$(71,059)	$(29,311)
INVESTING ACTIVITIES:
Proceeds from disposal of assets	386	—
Payments for intangible assets	—	(87)
Purchases of property, plant and equipment	(18,944)	(16,863)
NET CASH (USED IN) INVESTING ACTIVITIES	$(18,558)	$(16,950)
FINANCING ACTIVITIES:
Stock compensation plan withholdings for employee taxes	(98)	(269)
Proceeds from borrowing (debtor-in-possession)	30,000	—
Debt financing costs (debtor-in-possession)	(1,950)	—
Lease payments	(10)	(338)
NET CASH PROVIDED BY / (USED IN) FINANCING ACTIVITIES	$27,942	$(607)
Effect of exchange rate changes on cash and cash equivalents	(66)	141
(DECREASE) IN CASH AND CASH EQUIVALENTS	$(61,741)	$(46,727)
Cash, cash equivalents, and restricted cash at beginning of period	145,607	225,794
CASH, CASH EQUIVALENTS, AND RESTRICTED CASH AT END OF PERIOD	$83,866	$179,067
SUPPLEMENTAL DISCLOSURES:
Amount paid for interest	$56,216	$34,179
Amount (received) for income taxes, net	$(65)	$(14,859)
Additional capital expenditures included in accounts payable	$2,698	$3,277
Common shares issued to settle shareholder litigation	$4,364	$—
Standstill Agreement related non-cash interest	$3,289	$—

Reconciliation of GAAP Net (Loss) to Non-GAAP EBITDA and Adjusted EBITDA
(Debtor-in-possession)
(In Thousands)
(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2020	2019	2020	2019
NET (LOSS)	$(68,662)	$(111,599)	$(325,389)	$(193,780)

ADJUSTMENTS TO ARRIVE AT EBITDA:
Interest expense, net	32,674	17,341	57,038	31,668
Depreciation expense	7,462	7,419	15,189	15,057
Amortization expense	6,157	9,955	12,304	21,066
Income tax (benefit)/provision	(25,764)	1,482	(49,209)	2,902
EBITDA	(48,133)	(75,402)	(290,067)	(123,087)

NON-CASH AND OTHER NON-RECURRING INCOME AND EXPENSES
Impairment of goodwill	—	—	267,923	15,955
Employee retention and other compensation(A)	8,926	2,545	19,475	5,438
Legal and financial advisory fees	8,896	4,290	18,552	10,038
Impairment of fixed assets and other	13,638	138	13,638	10,227
Amortization of deferred financing costs	—	5,654	8,629	6,959
Non-cash stock compensation expense	4,347	5,588	7,778	10,308
FDA compliance related expenses(A)	1,645	11,851	6,314	22,841
Reorganization items, net	5,809	—	5,809	—
Fresenius transaction & Securities Class Action Litigation	1,263	1,739	2,539	3,445
India costs (excluding depreciation and interest)(A)	1,210	1,447	2,257	3,714
Other settlements and fees	14	—	1,156	—
Impairment of intangible assets	400	393	400	10,748
Data integrity investigations & assessment	4	3,380	357	8,020
Merger and acquisition-related expenses	47	9	79	6
(Gain) on disposal of fixed assets	—	2	(82)	(30)
Litigation rulings, settlements and contingencies	—	74,469	(7,470)	74,879
ADJUSTED EBITDA	$(1,934)	$36,103	$57,287	$59,461

(A)  Certain 2019 information has been recast to conform with 2020 presentation.  See the related tables below.

Reconciliation of GAAP Net (Loss) to non-GAAP Adjusted Net (Loss) Income and Adjusted Diluted Earnings Per Share
(Debtor-in-possession)
(In Thousands, Except Per Share Data)
(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2020	2019	2020	2019
Net (Loss)	$(68,662)	$(111,599)	$(325,389)	$(193,780)

Income tax (benefit)/provision	(25,764)	1,482	(49,209)	2,902

(LOSS) BEFORE INCOME TAXES	$(94,426)	$(110,117)	$(374,598)	$(190,878)

ADJUSTMENTS TO ARRIVE AT ADJUSTED NET INCOME:
Impairment of goodwill (5)	—	—	267,923	15,955
Impairment of fixed assets (7)	13,638	138	13,638	10,227
Amortization expense (4)	6,157	9,955	12,304	21,066
Amortization of deferred financing costs (6)	—	5,654	8,629	6,959
Non-cash stock compensation expense (1, 2, 3)	4,347	5,588	7,778	10,308
Impairment of intangible assets (5)	400	393	400	10,748
(Gain) on disposal of fixed assets (1)	—	2	(82)	(30)
Employee retention and other compensation(A) (1, 2, 3)	8,926	2,545	19,475	5,438
Legal and financial advisory fees (1)	8,896	4,290	18,552	10,038
FDA compliance related expenses(A) (2,3)	1,645	11,851	6,314	22,841
Reorganization items, net (1)	5,809	—	5,809	—
Fresenius transaction & Securities Class Action Litigation (1)	1,263	1,739	2,539	3,445
India costs (excluding depreciation and interest)(A) (1,3)	1,210	1,447	2,257	3,714
Other settlements and fees (1,3)	14	—	1,156	—
Data integrity investigations & assessment (1)	4	3,380	357	8,020
Merger & acquisition-related expenses (1)	47	9	79	6
Litigation rulings, settlements and contingencies (8)	—	74,469	(7,470)	74,879
ADJUSTED (LOSS) INCOME BEFORE INCOME TAX	$(42,070)	$11,343	$(14,940)	$12,736

ADJUSTMENTS TO INCOME (BENEFIT)	(14,398)	—	(33,323)	—
TOTAL ADJUSTED INCOME TAX (BENEFIT)	$(14,398)	$—	$(33,323)	$—

ADJUSTED NET (LOSS) INCOME	$(27,672)	$11,343	$18,383	$12,736

ADJUSTED DILUTED EARNINGS PER SHARE	$(0.21)	$0.09	$0.14	$0.10

(A) Certain 2019 information has been recast to conform with 2020 presentation.

(1) - Excluded from SG&A expenses
(2) - Excluded from R&D expenses
(3) - Excluded from Cost of sales
(4) - Excluded from Amortization of intangibles
(5) - Excluded from Impairment of goodwill, intangible assets
(6) - Excluded from Amortization of deferred financing costs
(7) - Excluded from Impairment of fixed assets
(8) - Excluded from Litigation rulings, settlements and contingencies

AKORN, INC.
Reconciliation of GAAP Debt to Non-GAAP Net Debt and Net Debt to Adjusted EBITDA Ratio
(In Thousands, Except Net Debt to Adjusted EBITDA Ratio)

June 30, 2020
GAAP Debt	$855,246
Debtor-in-possession financing	30,000
Total term loans outstanding	$885,246
Cash and cash equivalents	83,130
Net debt	$802,116

Adjusted EBITDA, trailing twelve months ended	$121,514

Net debt to adjusted EBITDA ratio	6.6

Reconciliation 2019 of GAAP Net (Loss) Income to Non-GAAP EBITDA and Recast Adjusted EBITDA
(In Thousands)
(Unaudited)

	Three Months Ended				Year Ended
	March 31, 2019	June 30, 2019	September 30, 2019	December 31, 2019	2019
NET (LOSS)	$(82,181)	$(111,599)	$47,670	$(80,660)	$(226,770)

ADJUSTMENTS TO ARRIVE AT EBITDA:
Interest expense, net	14,327	17,341	18,982	18,703	69,353
Depreciation expense	7,639	7,419	7,734	7,683	30,475
Amortization expense	11,111	9,954	9,380	9,380	39,825
Income tax (benefit)/provision	1,420	1,482	(66,257)	2,347	(61,008)
EBITDA	(47,684)	(75,403)	17,509	(42,547)	(148,125)

NON-CASH AND OTHER NON-RECURRING INCOME AND EXPENSES
Impairment of goodwill	15,955	—	—	—	15,955
Amortization of deferred financing costs	1,304	5,654	8,581	16,014	31,554
Non-cash stock compensation expense	4,720	5,589	5,726	5,246	21,281
Impairment of fixed assets and other	10,089	138	158	29,509	39,894
Impairment of intangible assets	10,354	393	—	18,750	29,498
(Gain) on disposal of fixed assets	(32)	2	—	(2)	(32)
Employee retention and other compensation	2,893	2,545	3,411	2,665	11,515
Legal and financial advisory fees	5,748	4,290	1,511	4,877	16,425
FDA compliance related expenses	10,991	11,851	4,566	7,738	35,145
Fresenius transaction & Securities Class Action Litigation	1,706	1,740	2,689	1,817	7,952
India costs (excluding depreciation and interest)	2,267	1,446	1,431	1,264	6,408
Data integrity investigations & assessment	4,640	3,380	2,660	1,327	12,006
Merger and acquisition-related expenses	(3)	9	21	6	33
Litigation rulings, settlements and contingencies	410	74,469	(11,625)	(19,075)	44,179
ADJUSTED EBITDA	$23,358	$36,103	$36,638	$27,589	$123,688

Note: FDA compliance related expenses and India costs (excluding depreciation and interest) are now included as adjustments to EBITDA to conform to current year presentation. In addition, expense related to the 2019 Cash LTIP program is included as adjustments to EBITDA to conform to current year presentation and is included within Employee retention and other compensation.

Reconciliation of 2019 GAAP Net (Loss) Income to non-GAAP Recast Adjusted Net Income and Recast Adjusted Diluted Earnings Per Share
(In Thousands, Except Per Share Data)
(Unaudited)

	Three Months Ended				Year Ended
	March 31, 2019	June 30, 2019	September 30, 2019	December 31, 2019	2019
Net (Loss)	$(82,181)	$(111,599)	$47,670	$(80,660)	$(226,770)

Income tax (benefit)/provision	1,420	1,482	(66,257)	2,347	(61,008)

(LOSS) BEFORE INCOME TAXES	$(80,761)	$(110,117)	$(18,587)	$(78,313)	$(287,778)

ADJUSTMENTS TO ARRIVE AT ADJUSTED NET INCOME:
Impairment of goodwill (5)	15,955	—	—	—	15,955
Amortization of deferred financing costs (6)	1,304	5,654	8,581	16,014	31,554
Amortization expense (4)	11,111	9,954	9,380	9,380	39,825
Non-cash stock compensation expense (1, 2, 3)	4,720	5,589	5,726	5,246	21,281
Impairment of fixed assets (7)	10,089	138	158	29,509	39,894
Impairment of intangible assets (5)	10,354	393	—	18,750	29,498
(Gain) on disposal of fixed assets (1)	(32)	2	—	(2)	(32)
Employee retention and other compensation (1, 2, 3)	2,893	2,545	3,411	2,665	11,515
Legal and financial advisory fees (1)	5,748	4,290	1,511	4,877	16,425
FDA compliance related expenses (2,3)	10,991	11,851	4,566	7,738	35,145
Fresenius transaction & Securities Class Action Litigation (1)	1,706	1,740	2,689	1,817	7,952
India costs (excluding depreciation and interest) (1,3)	2,267	1,446	1,431	1,264	6,408
Data integrity investigations & assessment (1)	4,640	3,380	2,660	1,327	12,006
Merger & acquisition-related expenses (1)	(3)	9	21	6	33
Litigation rulings and settlements (8)	410	74,469	(11,625)	(19,075)	44,179
ADJUSTED INCOME BEFORE INCOME TAX	$1,392	$11,343	$9,922	$1,203	$23,860

ADJUSTED NET INCOME	$1,392	$11,343	$9,922	$1,203	$23,860

ADJUSTED DILUTED EARNINGS PER SHARE	$0.01	$0.09	$0.08	$0.01	$0.19

Note: FDA compliance related expenses and India costs (excluding depreciation and interest) are now included as adjustments to EBITDA to conform to current year presentation. In addition, expense related to the 2019 Cash LTIP program is included as adjustments to EBITDA to conform to current year presentation and is included within Employee retention and other compensation.

(1) - Excluded from SG&A expenses
(2) - Excluded from R&D expenses
(3) - Excluded from Cost of sales
(4) - Excluded from Amortization of intangibles
(5) - Excluded from Impairment of goodwill, intangible assets
(6) - Excluded from Amortization of deferred financing costs
(7) - Excluded from Impairment of fixed assets
(8) - Excluded from Litigation rulings, settlements and contingencies

Investors/Media:
(847) 279-6162
Investor.relations@akorn.com